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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         WHEREAS, Northern States Power Company (formerly Northern Power Corporation), a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended, one or more post-effective amendments to Form S-3 Registration Statement No. 333-59098, which previously registered $600 million of unsecured debt securities of the Company, of which $415 million remains available for issuance; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set below his/her name, respectively.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints BENJAMIN G.S. FOWKE, GARY R. JOHNSON and RICHARD C. KELLY and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more post-effective amendments to registration statements on Form S-3 (or any other appropriate form), relating to the issuance and sale of up to $415 million principal amount of First Mortgage Bonds and/or Debt Securities and to any and all amendments (including any additional post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this
3rd day of April, 2003.

/s/ Wayne H. Brunetti                         /s/ Richard C. Kelly
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Wayne H. Brunetti                             Richard C. Kelly
Chairman of the Board, President              Vice President, Chief Financial
and Chief Executive Officer                   Officer and Director
(Principal Executive Officer)                 (Principal Financial Officer)

/s/ Gary R. Johnson                           /s/ David E. Ripka
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Gary R. Johnson                               David E. Ripka
Vice President, General Counsel               Vice President and Controller
and Director                                  (Principal Accounting Officer)